EXHIBIT 99.1

Predictive Oncology Announces New Chief Executive Officer Raymond F. Vennare to Lead Company Growth

EAGAN, Minn., Oct. 20, 2022 (GLOBE NEWSWIRE) -- Predictive Oncology (NASDAQ: POAI) is pleased to announce the appointment of Raymond F. Vennare as Chief Executive Officer and Chairman of the Board, effective Nov. 1.

As an active member on the POAI Board of Directors since September 2021 and, as an accomplished senior executive with more than three decades of experience building biotechnology and bioinformatics companies across diverse markets in life sciences, Mr. Vennare emerged as a clear frontrunner to serve as the next Chief Executive Officer of Predictive Oncology.

“We are fortunate to have Raymond leading Predictive Oncology at this pivotal time in our company’s evolution. He is an experienced biotechnology executive who brings an informed vision and fresh perspective to our company as we strive to become a significant player in the pharmaceutical and biotech industries. He has the right balance of entrepreneurship, innovation, technology commercialization and strategic thinking that makes him the right fit to grow our business,” shared Bob Myers, Chief Financial Officer of Predictive Oncology.

Mr. Vennare will continue to work closely with the company’s senior management to expand its portfolio of proprietary solutions to advance the pipeline of drug development in oncology, ranging from early discovery through clinical trials. He will lead Predictive Oncology’s efforts to evolve the company’s core products and services, which include its flagship technology that pairs artificial intelligence with the world’s largest commercial biobank for oncology drug discovery, as well as the application of 3D tumor models and formulation solutions.

“Having served on the Board of Directors of Predictive Oncology for more than a year, now, I have come to recognize the unmet needs in the marketplace, the growth potential for the company and the passion of the people who will make this all happen,” said Mr. Vennare. “What we do for our customers today, will directly impact the lives of those patients who may benefit by these discoveries, in the future.”

An accomplished senior executive and biotechnology entrepreneur, Mr. Vennare has a long history of founding, advising and leading companies in both the private and public sectors, ranging from bioinformatics, diagnostics and therapeutic drug delivery to FDA-cleared medical devices. He has played a key role in company formation, capitalization, business development and execution of commercialization opportunities for novel technologies.

Since 2015, Mr. Vennare has served as CEO and Chairman of Cvergenx, Inc., a genomic informatics company developing decision-support tools for radiation oncology, and is currently an Investment Partner in Inventeur, LLC, a holding company of medical technologies in anesthesiology. Mr. Vennare’s previous experience includes co-founding ThermalTherapeutic Systems, Inc., where he served as President and Chief Executive Officer, President and Chief Executive Officer of ImmunoSite, Inc., Senior Vice President and Chief Information Officer of TissueInformatics, Inc., and President of VS/Interactive.

Mr. Vennare earned his undergraduate degree from the University of Pittsburgh and holds graduate degrees from Duquesne University and Case Western Reserve University, and a non-degree Certificate in Technology Commercialization from Carnegie Mellon University.

About Predictive Oncology
Predictive Oncology (NASDAQ: POAI) is a knowledge-driven company focused on applying artificial intelligence (AI) to develop optimal cancer therapies, which can lead to more effective treatments and improved patient outcomes. Through AI, Predictive Oncology uses a biobank of 150,000+ cancer tumors, categorized by patient type, against drug compounds to help the drug discovery process and increase the probability of success. The company offers a suite of solutions for oncology drug development from early discovery to clinical trials.

Public Relations Contact:
Predictive Oncology
Theresa Ferguson
(630) 566-2003
tferguson@predictive-oncology.com

Investor Relations Contact:
Landon Capital
Keith Pinder
(404) 995-6671
kpinder@landoncapital.net

Forward-Looking Statements:
Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, changes in management, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/bb245662-d0b3-4386-b9a9-04daf09d038d